Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186196) and Form S-8 (No. 333-190415) of Trovagene, Inc. of our reports dated March 12, 2015, relating to the consolidated financial statements, and the effectiveness of Trovagene, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 12, 2015